EXECUTION VERSION

AMENDMENT NO. 3

TO CREDIT AGREEMENT

AMENDMENT NO. 3 (this “Amendment”), dated as of December 18, 2015, to the Credit Agreement, dated as of December 21, 2012, between BLACKSTONE / GSO STRATEGIC CREDIT FUND (the “Borrower”) and THE BANK OF NOVA SCOTIA (the “Bank”), as amended by Amendment No. 1, dated as of December 20, 2013 and Amendment No. 2, dated as of December 19, 2014 (as further amended, supplemented or otherwise modified, the “Credit Agreement”).

RECITALS

I.

Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.

The Borrower desires to amend the Credit Agreement upon the terms and conditions herein contained, and the Bank has agreed thereto upon the terms and conditions herein contained.

AGREEMENTS

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

(a)

Each of the defined terms “Amendment No. 2 Effective Date” and “Anti-Terrorism Order” contained in Section 1.1 of the Credit Agreement is hereby deleted.

2.

Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms thereto in appropriate alphabetical order:

“Amendment Effective Date” has the meaning ascribed thereto by Amendment No. 3, dated as of December 18, 2015, to this Credit Agreement.

“Applicable Margin” means  prior to the Amendment Effective Date, the rate per annum specified from time to time as the interest rate spread, and  on and after the Amendment Effective Date, 0.80%.

3.

Each of the defined terms “Applicable Rate” and “Commitment Fee Rate” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety, respectively, as follows:

“Applicable Rate” means, with respect to each (a) LIBOR Loan, the Adjusted LIBO Rate plus the Applicable Margin, and (b) ABR Loan, the Alternate Base Rate.

“Commitment Fee Rate” means, for any date, a rate per annum equal to  during the period from the Effective Date to but excluding the Amendment

Blackstone/GSO Amendment No. 3 to Credit Agreement

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Effective Date, the rate per annum set forth from time to time in this Credit Agreement at which the commitment fee payable hereunder accrues, and  at all other times  in the event that the Loan Balance equals or exceeds 75% of the Commitment, 0.15%, and  in all other events, 0.25%.

4.

The defined term “Federal Funds Effective Rate” contained in Section 1.1 of the Credit Agreement is hereby amended by inserting the phrase “the higher of (a) 0.00% and (b)” immediately after the phrase “for any day,” contained therein.

5.

The defined term “Sanctioned Jurisdiction” contained in Section 1.1 of the Credit Agreement is hereby amended by inserting (i) the phrase “, region” immediately after the word “country” contained therein, (ii) the phrase “or region-based” immediately after the phrase “country-based” contained therein, and (iii) the phrase “, Crimea” immediately after the word “Sudan” contained therein.

6.

The defined term “Scheduled Commitment Termination Date” contained in Section 1.1 of the Credit Agreement is hereby amended by replacing the date “December 18, 2015” contained therein with the date “December 16, 2016”.

7.

Section 7.9(a) of the Credit Agreement is hereby amended by inserting the phrase “, region” immediately after the word “country” contained therein.

8.

Paragraphs 1 through 7 hereof shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)

the Bank shall have received from the Borrower either  a counterpart of this Amendment executed on behalf of the Borrower or  written evidence satisfactory to the Bank (which may include facsimile or electronic mail transmission of a signed signature page of this Amendment) that the Borrower has executed a counterpart of this Amendment;

(b)

the Bank shall have received a certificate from the Secretary of the Borrower, in all respects satisfactory to the Bank, (i) certifying as to the incumbency of authorized persons of the Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the Board approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, and (iii) certifying that the Borrower’s Organization Documents have not been amended, supplemented or otherwise modified since December 19, 2014 or, if Borrower’s Organization Documents have been amended, supplemented or otherwise modified since December 19, 2014, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c)

the Bank shall have received favorable written opinions from  Simpson Thacher & Bartlett LLP and  Richards, Layton & Finger, P.A., each in form and substance reasonably acceptable to the Bank; and

(d)

Blackstone/GSO Amendment No. 3 to Credit Agreement

all fees of the Bank (including the reasonable fees and expenses of counsel to the Bank) due and payable on or prior to the Amendment Effective Date and invoiced in reasonable detail shall have been paid.

9.

The Borrower  reaffirms the enforceability of each Loan Document, as amended hereby, and all of its obligations thereunder, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law),  agrees and admits that as of the date of execution and delivery hereof by the Borrower, (i) it has no defense to any such obligation and (ii) it shall not exercise any setoff or offset to any such obligations, and  represents and warrants that, as of the date of the execution and delivery hereof by the Borrower, (i) no Default has occurred and is continuing, and (ii) the representations and warranties made by it in the Loan Documents to which it is a party are true and correct immediately after giving effect to this Amendment (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date).

10.

In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

11.

This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.  Delivery of an executed counterpart of this Amendment by facsimile or e-mail (such as in “portable document format”) transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

12.

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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Blackstone/GSO Amendment No. 3 to Credit Agreement

IN WITNESS WHEREOF, each party hereto has caused this Amendment No. 3 to be executed by its duly authorized representative as of the day and year first above written.

BLACKSTONE / GSO STRATEGIC CREDIT FUND

By:   /s/ Marisa J. Beeney

Name:  Marisa J. Beeney

Title:  Chief Compliance Officer, Chief Legal Officer & Secretary

THE BANK OF NOVA SCOTIA

By:   /s/ Eli Mou

Name:  Eli Mou

Title: Director & Execution Head

Blackstone/GSO Amendment No. 3 to Credit Agreement